Exhibit 13

June 29, 2005

Securities and Exchange Commission

100 F St., N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14 (b) or Rule 15d-14 (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Gérard Mestrallet, the Chief Executive Officer and Gérard Lamarche, the Chief Financial Officer of SUEZ, each certifies that, to the best of his knowledge:

1.

the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SUEZ.

/s/ Gérard Mestrallet
Name: Gérard Mestrallet Chief Executive Officer

/s/ Gérard Lamarche
Name: Gérard Lamarche Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.